EXHIBIT 15

                  AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

      Re:   Pride International, Inc.
            Registration Statement on Form S-3

      We are aware that our reports dated May 14, 1997, August 14, 1997 and November 13, 1997 on our reviews of interim financial information of Pride International, Inc. (formerly Pride Petroleum Services, Inc.) for the three-month periods ended March 31, 1997 and 1996, for the six-month periods ended June 30, 1997 and 1996 and for the nine-month periods ended September 30, 1997 and 1996, respectively, included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this registration statement on Form S-3. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.


                                    COOPERS & LYBRAND L.L.P.

Houston, Texas
January 22, 1998